Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Brandywine Operating Partnership, L.P. of our report dated March 2, 2020 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Brandywine Operating Partnership, L.P. 's Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 28, 2020

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